KENNETH D. HILL
                          AMENDED CONSULTING AGREEMENT



         This Agreement is made as of March 1, 1996 by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation (the "Company") and KENNETH D. HILL (the "Consultant").

         WHEREAS, Consultant is knowledgeable in the industry of casual dining restaurants, and Company wishes to contract with Consultant for the performance of services on its behalf subject to the terms of this Agreement;

         WHEREAS, Consultant is willing to render his services to the Company on the terms and conditions hereinafter set forth.

         WHEREAS, the parties are parties to a Consulting Agreement dated March 1, 1995 which they wish to amend and replace with this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms and conditions hereof, the Company and the Consultant hereby agree as follows:

         1. Scope of Work. The Company hereby retains Consultant and the Consultant hereby agrees to perform services for the Company upon the terms and conditions of this Agreement.

         2. Services.

          a. The Consultant shall act as liaison for the Company with governmental and regulatory entities and other entities involved in the restaurant industry, with the title "Consultant for Governmental Affairs and Industry Relations" in lieu of a corporate officer title.

          b. In addition to the foregoing duties, the Consultant agrees to remain a member of Company's Board of Directors, if elected, (i) until termination or expiration of this Agreement or (ii) until he is informed in writing that a replacement director has been identified by the Company, whichever occurs first. Consultant hereby resigns from the Company's Board of Directors effective upon the occurrence of either of those two events. Consultant shall carry out those duties traditionally performed by a member of the board of directors of a public company. These duties include the duty of care and the duty of loyalty.

         3. Term. Subject to earlier termination as provided in Paragraph 11, below, this Agreement shall terminate March 1, 1998, subject to renewal in one year increments on an annual basis thereafter by mutual agreement of the parties.

         4. Fee. As payment for his services rendered under this Agreement, the Consultant shall receive the following:

          a. The Consultant shall be paid an annual fee of $150,000 beginning March 1, 1996 and $75,000 beginning March 1, 1997 payable in equal monthly installments during the term of this Agreement, prorated for any partial month. Consultant understands that he is not eligible for any benefits from the Company other than his consulting fee and that he is responsible for all tax payments related thereto.

          b. So long as the Consultant retains his membership on the Company's Board of Directors, any stock options which have previously been granted to him shall remain valid and outstanding and, with respect to options granted to Consultant in consideration of his employment with the Company, shall vest, if not already vested, as if Consultant remained an employee of the Company during the full term of his service on the Board of Directors. During the term of this Consulting Agreement, Consultant shall be treated as an inside director with respect to the grant and vesting of options.

         5. Reimbursement of Expenses. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Consultant for travel expenses preapproved by the Chief Operating or Chief Financial Officer of the Company, necessarily incurred in the performance of his duties on specific projects. Consultant will not be entitled to a separate automobile allowance and the Company will not furnish the Consultant with an automobile for his use.

         6. Confidentiality/Trade Secrets. The Consultant acknowledges that his position with the Company is one of the highest trust and confidence by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Consultant covenants and agrees as follows:

          a. he shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

          b. he shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of performing services for the Company under this Agreement or by law; and

          c. he shall not knowingly use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

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

         All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Consultant upon termination of this Agreement for any reason whatsoever or any other time upon request of the Company.

         Notwithstanding  anything  to the  contrary  in  this  Agreement,  this
Section 6 shall not apply to information which (a) is or has become known generally or is or has become part of the public domain other than through disclosure by Consultant, or (b) is disclosed to Consultant by a third party whom Consultant does not know has any obligation of secrecy regarding such information.

         7. Discoveries. The Consultant covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, concepts, designs, improvements, discoveries and processes ("Discoveries") which he may have during the term of this Agreement and which pertain or relate to the casual dining business of the Company or to any experimental work, products, services or processes of the Company in progress or planned for the future, whether conceived by the Consultant alone or with others, and whether or not conceived in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Consultant shall assist the Company, at any time during or after the term of this Agreement, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others.

         8. Noncompetition. Taking into consideration the nature, scope and volume of the Company's operations, the Consultant agrees that during the term of this Agreement and for a period of one (1) year immediately following any termination of this Agreement (other than a termination by Consultant for a material breach hereof by Company, or by Company without cause in a situation where Company does not pay to Consultant the amounts due under Section 4 and 11 hereof), he will not, within the United States or any other country in which the Company, directly or indirectly, owns, operates or franchises restaurants, directly or indirectly, own, manage, operate, control, or be employed by, participate in, or be connected in any matter with the ownership (other than ownership of securities of other publicly held corporations of which Consultant owns less than 2% of any class of outstanding securities), management, operation, or control of any business engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of this Agreement. During the term hereof, Consultant may engage in outside business interests outside the casual dining industry if such interests do not materially interfere with his consulting duties for the Company; provided that Consultant shall generally make himself available for services to the Company during normal business hours during the term of this Agreement as long as Company seeks to utilize his services in accordance with this Agreement; and, further provided that the extent to which Company utilizes the services of Consultant during the term of this Agreement shall remain with Company as long as fees are paid in accordance with paragraph 4(a). For purposes of this Agreement, "casual dining restaurant industry" consists of casual dining/full service restaurants serving alcoholic beverages with a per guest average guest check of under $15.00.

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

         9. Nonsolicitation. The Consultant agrees that during the term of this Agreement and for a period of one (1) year immediately following the termination of this Agreement, he will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company at a level of restaurant manager or higher to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity which is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of this Agreement or removal or resignation of Consultant from the Board. The Company and the Consultant specifically acknowledge and agree that the foregoing covenants of the Consultant in Paragraphs 8 and 9 are reasonable in content and scope and are given by the Consultant for adequate consideration.

         10. Remedies for Breach of Covenants of the Consultant. The covenants set forth in Paragraphs 6, 7, 8, and 9 of this Agreement shall continue to be binding upon the Consultant, notwithstanding the termination of this Agreement by Consultant without cause or by Company with cause, for the term set forth in each such paragraph. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Consultant. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief shall be available to prevent the breach or any threatened breach thereof.

         11. Termination.

          a. Consultant may terminate this Agreement (a "Termination") at any time, with or without cause or reason. The Company may terminate this Agreement at any time after March 1, 1996 upon notice to the Consultant, but only for cause. In the event of any Termination, the Consultant shall receive his fee only through the date of the Termination.

          b. "Cause" shall be limited to gross misconduct by Consultant in performing the services hereunder, material breach of any covenant hereunder by the Consultant, Consultant being convicted of the commission of a criminal offense constituting a felony or the Consultant's death or permanent disability.

         In the event of termination by Company for cause or by Consultant without cause, Consultant shall receive his fee only through the date of the termination. In the event of termination by Company without cause or by Consultant for a material breach hereof by Company, Consultant shall receive the fee to which he would have been entitled through March 1, 1997 (if such termination takes place on or prior thereto) or until the March 1 first following such termination (if such termination takes place on or after March 1, 1997).

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

         12. Arbitration of Disputes. Any dispute or claim arising out of or relating to this Agreement shall be settled by arbitration in the greater Kansas City metropolitan area in accordance with the then current rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction. The party which is not the prevailing party as determined by the Arbitrator, shall bear its and the prevailing party's reasonable cost of any arbitration, including the expenses and attorneys' fees incurred by it related thereto and including any actions taken by it to appeal or enforce the judgment rendered therein, regardless of the outcome of such arbitration.

         13. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

          a. If to the Company:

               Applebee's International, Inc.
               4551 West 107th
               Suite 100
               Overland Park, Kansas  66207
               Attn:  General Counsel

          b. If to the Consultant:

               Kenneth D. Hill
               12601 Briar
               Leawood, Kansas  66209

Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 13.

          14. General Provisions.

               a. Independent Contractor. Consultant shall be an independent contractor with respect to services performed under this Agreement and shall not be deemed to be an agent, employee or partner of Company.

               b. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

               c. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

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

               d. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof, except for any agreements related to the stock options referred to in Section 4(b) above. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto. The Consulting Agreement between the parties dated March 1, 1995 is hereby terminated by mutual agreement of the parties and all rights and obligations of either party thereunder are waived and deemed satisfied.

               e. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Consultant or by Company unless such assignment is accomplished by adequate assurance of financial responsibilities of the assignee.

               f. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

               g. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.

               h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date and year first above written.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.



CONSULTANT:                             APPLEBEE'S INTERNATIONAL, INC.



                                        By:
Kenneth D. Hill                         Name:
                                        Title:


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